SMTP, INC. REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

Company to Change Name to ‘SharpSpring, Inc.’ to Align With Focused Growth Strategy

GAINESVILLE, FL, November 4, 2015 – SMTP, Inc. (NASDAQ: SMTP), a global provider of cloud-based email marketing technologies, today reported its financial results for the third quarter ended September 30, 2015. Additionally, the company announced it will rename the company “SharpSpring, Inc.” as of December 1 and will begin trading using the ticker “SHSP” on the same date.

Third Quarter Financial Highlights

●	Revenues for the third quarter 2015 were $3.74 million, a 129% increase, compared to $1.63 million for the third quarter 2014;

●	Revenues for our SharpSpring product were $1.25 million during the third quarter 2015, showing strong sequential growth from $1.0 million reported in the second quarter;

●	Gross profit for the third quarter 2015 was $2.71 million, or 73% of revenue, compared to $1.29 million, or 79% of revenue, for the third quarter of 2014;

●	Net loss for the third quarter 2015 was $1.29 million, compared to a net loss of $0.10 million for the same period last year;

●	The net loss in the third quarter of 2015 included acquisition-related charges of $0.27 million, restructuring charges of $0.46 million, amortization of intangible assets of $0.38 million, and stock compensation of $0.22 million, compared to acquisition-related charges of $0.37 million, amortization of intangible assets of $0.03 million, and stock compensation of $0.17 million in the third quarter of 2014;

●	Adjusted EBITDA was a loss of $0.22 million during the third quarter of 2015; and

●	Core net loss was $0.26 million, or $0.04 core loss per share, for the third quarter of 2015. Core results exclude acquisition-related costs, stock compensation expenses and restructuring expenses, and are adjusted for taxes, as detailed in the reconciliation below.

Recent Operational Highlights

●	Named Rick Carlson as Chief Executive Officer, reflecting the company’s focus on driving growth of its SharpSpring product and focus on the marketing automation sector;

●	Added 188 new SharpSpring customers, representing over $1.3 million in new annual recurring revenue to the SharpSpring platform during Q3;

●	Launched the SharpSpring media center, allowing users to manage, send and track click-throughs for marketing and sales materials in one convenient place;

●	Completed a financing raising $3.4 million, net of expenses, to provide growth capital and stability to the company’s balance sheet;

●	Achieved the initial target of having $5 million of revenue under contract for SharpSpring by the end of 2015, which is five times the level of revenue under contract at the time SharpSpring was acquired in August 2014;

●	Grew the SharpSpring agency customer base to over 580 agencies utilizing and reselling SharpSpring by the end of Q3; and

●	Announced the availability of SharpSpring mobile and the SharpSpring Social Assistant, allowing users to work with their pipeline, leads, opportunities, contacts and campaigns from anywhere, and see informative contact profiles instantly as they surf LinkedIn, Twitter, Gmail and Facebook.

“We continued to see strong revenue growth for our SharpSpring marketing automation solution during Q3 and we are excited to report that we exceeded the initial 2015 target we set for the business of having $5 million of annual revenues with more than a quarter to spare,” said Rick Carlson, CEO of SMTP. “While GraphicMail growth in the third quarter was tempered by headwinds from foreign exchange rate fluctuation and seasonality in both the US and Europe, we continue to be excited about the business and look forward to continued growth in Q4.”

Investor Conference Call

SMTP CEO Rick Carlson and CFO Edward Lawton will host the conference call, followed by a question and answer period.

Date:	Wednesday, November 4
Time:	9:00 a.m. Eastern time (6:00 a.m. Pacific time)
Toll-free dial-in number:	1-888-438-5525
International dial-in number:	1-719-325-2281
Conference ID:	4530810

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=116944 and via the investor relations section of the company’s website at www.smtp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 25.

Toll-free replay number:	1-877-870-5176
International replay number:	1-858-384-5517
Replay ID:	4530810

Non-GAAP Financial Measures

Adjusted EBITDA, Core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net income (loss) to these measures is included for your reference in the financial section of this earnings press release.

About SMTP, Inc.

SMTP, Inc. (NASDAQ: SMTP) is a global provider of cloud-based marketing solutions ranging from sophisticated marketing automation (via subsidiary SharpSpring) to comprehensive email and mobile marketing (via subsidiary GraphicMail) and scalable, cost-effective email deliverability services. The company’s product family is hallmarked by its flexible architecture, ease-of-use and cost-effectiveness. SMTP augments its technology with high-quality, multilingual customer service and support. SMTP, Inc. is headquartered in Gainesville, FL, and can be found on the web at www.smtp.com.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control.

Company Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

ir@smtp.com

Investor Relations:

Liolios Group, Inc.

Chris Tyson

949-574-3860

SMTP@liolios.com

Note: Financial Schedules Attached

SMTP, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$3,742,312	$1,631,244	$10,619,368	$4,602,068

Cost of services	1,027,442	340,649	2,742,691	1,019,032
Gross profit	2,714,870	1,290,595	7,876,677	3,583,036

Operating expenses:
Sales and marketing	1,529,054	380,172	4,216,254	776,485
Research and development	530,163	141,923	1,538,528	361,932
General and administrative	1,609,753	973,016	3,766,036	2,020,617
Change in earn out liability	270,065	-	2,641,397	-
Intangible asset amortization	379,053	25,667	1,140,627	25,667

Total operating expenses	4,318,088	1,520,778	13,302,842	3,184,701

Operating income (loss)	(1,603,218)	(230,183)	(5,426,165)	398,335

Total other income (expense)	(64,681)	(9,805)	(130,328)	(9,651)

Income (loss) before income taxes	(1,667,899)	(239,988)	(5,556,493)	388,684
Provision (benefit) for income tax	(378,862)	(142,160)	(1,230,777)	111,972

Net income (loss)	$(1,289,037)	$(97,828)	$(4,325,716)	$276,712

Net income (loss) per share
Basic	$(0.19)	$(0.02)	$(0.71)	$0.06
Diluted	$(0.19)	$(0.02)	$(0.71)	$0.06

Weighted average common shares outstanding
Basic	6,858,407	5,020,005	6,062,196	4,761,469
Diluted	6,858,407	5,020,005	6,062,196	4,814,774

SMTP, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$4,480,086	$2,825,520
Accounts receivable	622,845	393,922
Deferred income taxes	240,622	240,648
Income taxes receivable	1,625,736	328,807
Other current assets	336,274	197,719
Total current assets	7,305,563	3,986,616

Property and equipment, net	562,182	281,555
Goodwill	8,893,508	8,901,106
Intangibles, net	6,688,826	7,895,238
Deferred income taxes	612,941	612,941
Deposits	21,809	30,172
Total assets	$24,084,829	$21,707,628

Liabilities and Shareholders’ Equity
Accounts payable	$469,460	$397,262
Accrued expenses and other current liabilities	361,341	355,796
Deferred revenue	867,112	1,006,031
Earn out liabilities	5,291,544	-
Income taxes payable	12,212	14,622
Deferred income taxes	7,658	2,119
Total current liabilities	7,009,327	1,775,830

Earn out liabilities	-	7,679,311
Total liabilities	7,009,327	9,455,141

Shareholders’ equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	7,221	5,447
Additional paid in capital	22,370,144	13,248,992
Accumulated other comprehensive income (loss)	(151,954)	(177,767)
Accumulated deficit	(5,149,909)	(824,185)
Total shareholders’ equity	17,075,502	12,252,487

Total liabilities and shareholders’ equity	$24,084,829	$21,707,628

SMTP, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$(1,289)	$(98)	$(4,326)	$276
Provision (benefit) for income tax	(379)	(142)	(1,231)	112
Other (income) expense, net	65	10	130	10
Depreciation & amortization	429	57	1,284	117
Non-cash stock compensation	222	166	657	453
Acquisition related charges	270	367	2,689	410
Restructuring charges	459	-	504	-
Adjusted EBITDA	$(223)	$360	$(293)	$1,378

SMTP, Inc.

RECONCILIATION TO CORE NET INCOME (LOSS) AND CORE EARNINGS (LOSS) PER SHARE

(Unaudited, in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$(1,289)	$(98)	$(4,326)	$276
Amortization of intangible assets	379	26	1,141	26
Non-cash stock compensation	222	166	657	453
Acquisition related charges	270	367	2,689	410
Restructuring charges	459	-	504	-
Tax impact of above items	(302)	(331)	(1,098)	(461)
Core net income (loss)	$(261)	$130	$(433)	$704

Core net income (loss) per share	$(0.04)	$0.03	$(0.07)	$0.15
Weighted average common shares outstanding	6,858	5,069	6,062	4,815